Exhibit 3.2

               AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                  FRANKLIN STREET PARTNERS LIMITED PARTNERSHIP

      Pursuant to the provisions of ss.9 of the Massachusetts Uniform Limited Partnership Act (the "Act"), the undersigned hereby agrees, certifies and swears to the following:

      1. Name of Partnership. The name of the Partnership is Franklin Street Partners Limited Partnership (the "Partnership").

      2. Date of Filing Certificate. The Certificate of Limited Partnership was filed on the 4th day of February, 1997.

      3. Date of Dissolution of the Partnership. The latest date on which the partnership is to dissolve is the 31st day of December, 2060.

      4. The Amendment. The Certificate of Limited Partnership of Franklin Street Partners Limited Partnership is hereby amended to reflect the withdrawal of the current general partners: George J. Carter, R. Scott MacPhee, Richard R. Norris and William W. Gribbell (collectively, the "Withdrawing General Partners"), from the Partnership and the admission of FSP General Partner LLC, as sole general partner, each effective as of January 1, 2000.

      IN WITNESS WHEREOF, the undersigned, being the withdrawing general partners of the Partnership and the new general partner, have signed and sworn to this Amendment to the Certificate of Limited Partnership under penalties of perjury as of this 1st day of January, 2000.

WITHDRAWING GENERAL                       SUCCESSOR GENERAL PARTNER:
PARTNERS:


    /s/ George J. Carter                  FSP GENERAL PARTNER LLC
----------------------------
George J. Carter

                                          By:    /s/ George J. Carter
                                             -----------------------------------
    /s/ R. Scott MacPhee                     George J. Carter, Managing Member
----------------------------
R. Scott MacPhee


    /s/ Richard R. Norris
----------------------------
Richard R. Norris


    /s/ William W. Gribbell
----------------------------
Willam W. Gribbell